Exhibit 10.1

EXECUTION VERSION

AMENDMENT AGREEMENT

Dated 13 February 2015

between

(1)     GULFMARK AMERICAS, INC.

as Original Borrower

(2)     GULFMARK OFFSHORE, INC.

as Parent and Original Guarantor

(3)     GULFMARK MANAGEMENT, INC.

(4) THE ROYAL BANK OF SCOTLAND PLC
as Agent

Relating to a US$300,000,000 Multicurrency Facility Agreement

 originally dated 26 September 2014

Pinsent Masons LLP

13 Queen's Road

Aberdeen

AB15 4YL

Tel: +44 (0)1224 377900

Fax: +44 (0)1224 377901

Web Site: http://www.pinsentmasons.com

58791459_5.DOC

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TABLE OF CONTENTS

Clause	Heading	Page No.

1	INTERPRETATION	2

2	AMENDMENTS	2

3	LONGSTOP	4

4	CONDITION SUBSEQUENT	4

5	GUARANTEE AND SECURITY	4

6	REPEATING OF REPRESENTATIONS	5

7	FEES AND EXPENSES	5

8	FINANCE DOCUMENT	5

9	BUDGET FOR FINANCIAL YEAR 2015	5

10	AGENT	5

11	COUNTERPARTS	5

12	GOVERNING LAW	5

Schedules

Schedule 1      Permitted Capital Expenditures

Schedule 2      Conditions Precedent to the Effective Date

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THIS AGREEMENT is made on 13 February 2015 between:

(1)	GULFMARK AMERICAS, INC., a company incorporated in Delaware with charter number 4071108 (the " Original Borrower");

(2)	GULFMARK OFFSHORE, INC., a company incorporated in Delaware with charter number 2689611 (the "Parent" and "Original Guarantor");

(3)	GULFMARK MANAGEMENT, INC., a company incorporated in Delaware with charter number 4386616 ("GMI");

(4)	THE ROYAL BANK OF SCOTLAND PLC as agent of the other Finance Parties (the "Agent".

IT IS AGREED AS FOLLOWS:-

1	INTERPRETATION

1.1	Definitions

Unless otherwise defined in this Agreement or the context otherwise requires, terms defined in the Facility Agreement (as defined below) (whether expressly or by incorporation) shall have the same meaning when used in this Agreement. In addition:

"Effective Date" has the meaning given in clause 3 below; and

"Facility Agreement" means the $300,000,000 Multicurrency Facility Agreement originally dated 26 September 2014 entered into between, inter alia, the Original Borrower and the Agent.

1.2	Incorporation

The provisions of clauses 1.2 (Construction), 1.3 (Third Party Rights), 1.4 (Accounting Terms; GAAP), 41 (Notices), 43 (Partial Invalidity), 44 (Remedies and waivers), 45 (Amendments and Waivers) and 49 (Enforcement) of the Facility Agreement shall be incorporated into, and apply to, this Agreement, mutatis mutandis, as if the same had been set out in full herein. Except as otherwise expressly set forth herein, the Facility Agreement shall continue in full force and effect without amendment or modification thereto.

2	AMENDMENTS

From the Effective Date, the Facility Agreement shall be amended as follows:

2.1

In clause 1.1 of the Facility Agreement, the definition of "Distribution" shall be amended by adding the following words at the end of such definition: "and, for the avoidance of doubt, repurchases in the open market by the Parent pursuant to its stock repurchase program (but excluding any purchases through a SEC Rule 10b5-1 trading plan so long as the purchaser is not an Obligor) shall constitute a Distribution."

2.2

In clause 1.1 of the Facility Agreement, the definition of "Permitted Acquisition" shall be amended by adding the following proviso at the end of such definition: “; provided, however, that the maximum aggregate consideration payable by the Parent and its consolidated Subsidiaries during the Restricted Period (excluding Permitted Capital Expenditures) for any such acquisitions shall not result in the maximum aggregate payments made by Parent and its consolidated Subsidiaries pursuant to this proviso to exceed $37,500,000 (or its currency equivalent) in any calendar year during which such Restricted Period occurred unless with the prior written consent of the Agent (acting on the instructions of the Majority Lenders)."

2.3	In clause 1.1 of the Facility Agreement, the following new definition shall be inserted:-

""Permitted Capital Expenditures" means capital expenditures made by Parent or its consolidated Subsidiaries after January 1, 2015 to the extent set forth in Schedule 1 hereto.”

2.4	In clause 1.1 of the Facility Agreement, the following new definition shall be inserted:-

""Permitted Distributions" means Distributions in an aggregate amount not exceeding $6,500,000 (or its currency equivalent) which shall be distributed by December 31, 2015.”

2.5	In clause 1.1 of the Facility Agreement, the following new definition shall be inserted:-

""Restricted Period" means the period commencing on the Effective Date and ending on December 31, 2016."

2.6	Clause 19.1 (Commitment fee) of the Facility Agreement shall be amended by deleting clause 19.1.1 thereof in its entirety and replacing it with the following clause 19.1.1:-

"The Original Borrower shall pay to the Agent (for the account of each Lender) a fee in the Base Currency computed at the rate of zero point three seven five (0.375) per cent per annum (the “commitment fee rate”) on that Lender's Available Revolving Commitment under the Revolving Facility for the Availability Period applicable to the Revolving Facility; provided, however, that the commitment fee rate for each Financial Quarter during the Restricted Period shall be zero point five (0.5) per cent per annum."

2.7	Clause 28.1 (Financial covenants) of the Facility Agreement shall be amended by deleting clause 28.1.2 thereof in its entirety and replacing it with the following clause 28.1.2:-

"Consolidated Interest Coverage Ratio: The Parent shall not permit the Consolidated Interest Coverage Ratio, for any period of four consecutive Financial Quarters of the Parent ending on a Quarter Date specified below, to be less than the ratio set forth below opposite such Quarter Date:

Quarter Date	Consolidated Interest Coverage Ratio
occurring on or after September 30, 2014 and on or prior to December 31, 2014	4.0 to 1.0
occurring on March 31, 2015	3.5 to 1.0
occurring on June 30, 2015	3.0 to 1.0
occurring on or after September 30, 2015 and on or prior to June 30, 2016	2.0 to 1.0
occurring on or after September 30, 2016 and on or prior to December 31, 2016	2.5 to 1.0
occurring on or after March 31, 2017 and on or prior to June 30, 2018	3.0 to 1.0
occurring on or after September 30, 2018 and on or prior to the Termination Date	4.0 to 1.0

2.8

Clause 29.4 (Dividends) of the Facility Agreement shall be amended by adding the following proviso at the end of such clause: “; provided, however, that the Parent may not make or declare payment of any Distribution during the Restricted Period except:

(a)	Permitted Distributions; and/or

(b)

Distributions that would result in the maximum aggregate Distributions payable by the Parent pursuant to this proviso to exceed $5,000,000 (or its currency equivalent) in any calendar year during which such Restricted Period occurred, unless with the prior written consent of the Agent (acting on the instructions of the Majority Lenders)."

2.9

Clause 29.26 (Conditions subsequent) of the Facility Agreement shall be amended by deleting the reference to "12 Months" in clause 29.26.3 thereof and replacing the same with a reference to "18 Months".

3	EFFECTIVE DATE

This Agreement shall be effective on the date upon which the Agent gives written confirmation to the Parent that the Agent has received (or has waived its requirement to receive) all of the documents and other evidence listed in Schedule 2 to this Agreement in each case in form and substance satisfactory to the Agent (the “Effective Date”).

4	LONGSTOP

4.1	If the Effective Date has not occurred by 5pm, London time, on February 28, 2015, then this Agreement shall automatically terminate.

4.2	The Agent shall promptly notify the Parent of the occurrence of the Effective Date.

5	CONDITION SUBSEQUENT

Within 10 Business Days after the date of this Agreement, the Original Borrower shall deliver to the Agent evidence of amendments to the existing NOK600m bilateral facility between DNB Bank ASA and GulfMark Rederi AS that are no more restrictive to Parent than those set forth in paragraph 2 above.

6	GUARANTEE AND SECURITY

With effect from the Effective Date, each Obligor and GMI confirms that any security or guarantee created or given by it under the Finance Documents (including, in the case of each Obligor, under clause 25 (Guarantee and indemnity) of the Facility Agreement) will:

6.1	continue in full force and effect; and

6.2	extend to all liabilities and obligations of the Obligors arising under the Facility Agreement as amended by this Agreement.

7	REPEATING OF REPRESENTATIONS

Each Obligor makes the Repeating Representations to each Finance Party on the date of its signature of this Agreement and on the Effective Date.

8	FEES AND EXPENSES

8.1

The Original Borrower shall pay (or cause to be paid) to the Agent (for the account of each Lender) an amendment fee computed at the rate of zero point three (0.3) per cent of each Lender's Revolving Facility Commitment on the date hereof under the Facility Agreement (being a fee, in aggregate, equal to $900,000), within five Business Days of the occurrence of the Effective Date.

8.2

The Original Borrower shall promptly on demand pay the Agent the amount of all out-of-pocket costs and expenses (including legal fees) reasonably incurred by it in connection with the entering into of this Agreement and the transactions contemplated thereby.

9	FINANCE DOCUMENT

The Agent and the Parent hereby designate this Agreement as a Finance Document for the purposes of the Facility Agreement and the other Finance Documents.

10	BUDGET FOR FINANCIAL YEAR 2015

The Parent and the Agent agree that the document delivered pursuant to paragraph 4.2 of Schedule 2 to this Agreement shall constitute the Budget for the Financial Year ending 31 December 2015 delivered pursuant to clause 27.4 (Budget) of the Facility Agreement.

11	AGENT

The Agent, with the consent of all the Lenders, enters into this Agreement on behalf of all the Finance Parties pursuant to and in accordance with clause 45.1.2 of the Facility Agreement.

12	COUNTERPARTS

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

13	GOVERNING LAW

This Agreement and any non-contractual obligation arising out of or connected with this Agreement are governed by English law.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

Schedule 1

committed capital expenditures

[SEE ATTACHED]

Schedule 2

CONDITIONS PRECEDENT TO THE EFFECTIVE DATE

1	Corporate Authorisations

1.1	Certified true copies of the following:-

1.1.1	Certificate of Fact (Texas) for GulfMark Americas, Inc.;

1.1.2	Certificate of Fact (Texas) for GulfMark Offshore, Inc.;

1.1.3	Certificate of Good Standing (Delaware) for GulfMark Americas, Inc.;

1.1.4	Certificate of Good Standing (Delaware) for GulfMark Offshore, Inc.;

1.1.5	Certificate of Good Standing (Delaware) for Gulfmark Management, Inc.;

1.1.6	Certificate of UCC Search from Delaware on GulfMark Americas, Inc.;

1.1.7	Certificate of UCC Search from Delaware on GulfMark Offshore, Inc.;

1.1.8	Certificate of UCC Search from Delaware on Gulfmark Management, Inc.;

1.1.9	Certificates of Incumbency for each of the Obligors and GMI.

1.2	A copy of a resolution of the board of directors of each Obligor and GMI:-

1.2.1	approving the terms of, and the transactions contemplated by, this Agreement and resolving that it execute, deliver and perform the documents required hereby to which it is a party;

1.2.2	authorising a specified person or persons to execute the documents required hereby to which it is a party on its behalf; and

1.2.3

authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with the documents to which it is a party.

1.2.4	A specimen of the signature of each person authorised by the resolution referred to in paragraph 1.2 above in relation to such documents.

1.3

A certificate of the Parent confirming that the amendments contemplated in this Agreement would not cause any borrowing, guarantee, security or similar limit binding on any Obligor or GMI (as applicable) to be exceeded.

1.4

A certificate of an authorised signatory of each Obligor and GMI certifying that each copy of its resolutions specified in this Schedule 2 is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the date of this Agreement.

1.5

An officer's certificate of each Obligor and GMI certifying that there has been no change to its Certificate of Incorporation, Bylaws, Domicile Address, EIN and Charter Number since the documents were last provided to the Agent.

2	FINANCE DOCUMENTS

2.1	A copy of this Agreement executed by each Obligor and GMI.

2.2

A copy of the amendment agreement between the Original Borrower and the Security Agent, in respect of the First Preferred Fleet Mortgage dated 26 September 2014 granted by the Original Borrower in favour of the Security Agent (as security trustee for the Secured Parties), executed by the Original Borrower.

3	LEGAL OPINIONS

The following legal opinions, each addressed to the Agent, the Security Agent and the Original Lenders and capable of being relied upon by any persons who become Lenders pursuant to the primary syndication of the Facility:-

3.1	a legal opinion of Norton Rose Fulbright US LLP, US legal advisers to the Original Borrower, the Parent and GMI as to US, Texas and Delaware law; and

3.2	a legal opinion of Pinsent Masons LLP, UK legal advisers to the Agent as to English law.

4	MISCELLANEOUS

4.1	Valuations reflecting the Appraised Value for each Collateral Vessel as at the Appraisal Date falling on 31 December 2014.

4.2

Revised budget for the Financial Year ending 31 December 2015 reflecting financial forecasts of the Original Borrower as per the "Bank Presentation" presented by the Original Borrower to the Lenders on 28 January 2015.

SIGNATORIES

THE PARENT AND ORIGINAL GUARANTOR

GULFMARK OFFSHORE, INC.

By: /s/ J. Mitchell

THE ORIGINAL BORROWER

GULFMARK AMERICAS, INC.

By: /s/ J. Mitchell

GMI

GULFMARK MANAGEMENT, INC.

By: /s/ J. Mitchell

THE AGENT

THE ROYAL BANK OF SCOTLAND PLC

By: /s/ Nick Watkins